UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report
(Date of Earliest Event Reported):
May 23, 2023
CAMPBELL SOUP COMPANY

New Jersey	1-3822	21-0419870
State of Incorporation	Commission File Number	I.R.S. Employer Identification No.
One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices
Telephone Number: (856) 342-4800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Capital Stock, par value $.0375	CPB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 23, 2023, the Board of Directors of Campbell Soup Company (the “Company”) amended and restated the Company’s By-Laws, effective immediately, to:

•revise the procedures and requirements for a stockholder to propose business or make a nomination at a meeting of stockholders to, among other things, (i) require, in the case of solicitations in respect of director nominations, certain additional background information, disclosures and representations regarding the proposing stockholders, proposed nominees and other persons related to a stockholder’s solicitation of proxies, including a requirement that the stockholder provide the Company with reasonable evidence that the stockholder has met the applicable requirements of Rule 14a-19 under the Exchange Act, (ii) require that any stockholder soliciting proxies from other stockholders use a proxy card color other than white and (iii) establish deadlines for the stockholder proposing business or making a nomination at a meeting of stockholders to update its notice as of the record date and shortly before the meeting date; and

•incorporate other ministerial, clarifying and conforming changes to the By-Laws.

A copy of the Company’s By-Laws, as amended and restated, is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

3.1	By-Laws of Campbell Soup Company, amended and restated effective May 23, 2023.
104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL.

EXHIBIT INDEX

Exhibit No.

3.1	By-Laws of Campbell Soup Company, amended and restated effective May 23, 2023.
104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY
(Registrant)

Date: May 24, 2023	By:	/s/ Charles A. Brawley, III
Charles A. Brawley, III
Senior Vice President, Corporate Secretary
and Deputy General Counsel